Exhibit 10.32
***Text Omitted and Filed Separately with the Securities and Exchange
Commission, Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2
First Amendment to Lease
     This First Amendment to Lease (this “Amendment”) is entered into as of December 10, 2008, between DMH Campus Investors, LLC, a Delaware limited liability company (“Landlord”), and Neurocrine Biosciences, Inc., a Delaware corporation (“Tenant”), who agree that the Lease entered into between Landlord and Tenant as of December 4, 2007 (the “Lease”), is amended as follows. All initially capitalized terms used but not otherwise defined in this Agreement have the meanings ascribed to them in the Lease.
     1. Recitals. Tenant no longer requires for its business purposes the portion of the Premises commonly known as the building at 12790 El Camino Real (the “Front Building”). (The building at 12780 El Camino Real (the “Rear Building”) and the Front Building are referred to as the “Buildings.”) Tenant has requested that Landlord cooperate with and assist Tenant in reducing its long-term costs and obligations under the Lease in the manner contemplated by this Amendment, which includes Landlord’s renovation of the Property in a manner that facilitates multiple tenants at the Property and the establishment of a mechanism for releasing some of the space from the Premises.
     2. Landlord’s Marketing Assistance. At Tenant’s sole cost, Landlord shall reasonably cooperate with and assist Tenant in connection with Tenant’s attempts to obtain appropriate subtenants or replacement tenants for premises in the Front Building. Such cooperation and assistance does not, however, in any way modify or otherwise affect Landlord’s rights and Tenant’s responsibilities with respect to the Lease, including any of the provisions under Article 10 of the Lease relating to assignment or subletting. Tenant authorizes Landlord to market space within the Front Building for lease, conditioned on Tenant’s consent to the lease in accordance with this Amendment and Tenant is solely responsible for all leasing commissions incurred in connection with any resulting leases, including any Approved Leases, as defined in Section 3 below. Landlord is and shall be a third-party beneficiary of all listing, marketing, and other contracts with Tenant relating to the Front Building. Promptly after receipt or development, Tenant shall provide Landlord with all information and correspondence that Tenant or its agent develops or receives relating to the marketing or potential subleasing or leasing of any part of the Front Building (e.g., copies of all letters of intent or sublease proposals). Tenant acknowledges and agrees that Landlord shall not have any liability by reason of any assistance provided by Landlord, and all of Landlord’s acts and omissions, in connection with the potential re-leasing or subleasing of the Front Building shall not impose any liability on Landlord.
          Tenant shall defend, indemnify, and hold harmless Landlord and the Indemnitees from all claims, losses, damages, costs and expenses (including attorneys’ fees and costs), and leasing commissions in any way arising out of the acts or omissions of Landlord or its Indemnitees in connection with the marketing, listing, negotiation, or ultimate leasing or subleasing of any portion of the Front Building (but excluding any breaches by Landlord under any direct leases between Landlord and a tenant under an Approved Lease in the Front Building arising after the Approved Lease is executed or any grossly negligent acts or grossly negligent omissions of Landlord). Tenant additionally

***Text Omitted and Filed Separately with the Securities and Exchange
Commission, Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2
releases Landlord from any claims on account of the foregoing. Tenant additionally acknowledges that Landlord and its owners and affiliates own other real estate projects (including the Adjacent Parcel) that are competitive with the Front Building and Tenant agrees that Landlord is under no obligation to give preference or advantage to the Front Building over any competing project owned or controlled by Landlord or any of its affiliates.
     3. Approved Replacement Leases. If Landlord and Tenant agree (as determined in their sole and absolute discretion) to the material terms of a lease between Landlord and a specific tenant (a “New Tenant”) for rentable space within the Front Building (or the expansion of the premises leased by a tenant of the Front Building), Landlord and Tenant shall acknowledge in writing (by email or otherwise) the material terms of the proposed lease (as it may be amended by Landlord and Tenant, an “Approved Term Sheet”). Landlord may, but is not obligated to, enter into a direct lease with the New Tenant (or its affiliate) substantially in accordance with the Approved Term Sheet (an “Approved Lease”). Landlord may make any changes to the Approved Term Sheet or Approved Lease without Tenant’s consent, so long as the changes do not materially affect Tenant’s rights or obligations with respect to the Release Fee, TI Costs, or rent reduction resulting from the Approved Lease, as calculated in accordance with this Article 3. Concurrent with the full execution of each Approved Lease, the Premises will no longer include the premises leased to the New Tenant under the Approved Lease (the applicable “Released Space”).
     In connection with each Approved Lease, the Monthly Rental and Tenant’s Pro Rata Share will be reduced and Tenant shall pay the Release Fee and TI Costs, as more fully described below:
     a. Release Fee. Within ten days after the full execution of an Approved Lease, Tenant shall pay Landlord a fee as additional rent (the “Release Fee”) in an amount equal to the sum of (x) all legal and consulting fees and costs incurred by Landlord in connection with the Approved Lease, plus (y) the present value (applying a [...***...] annual discount rate) of (i) the difference between [...***...] and [...***...] for the remainder of the Term on account of [...***...] minus [...***...] for the same period (taking into account any [...***...] under the Approved Lease), plus (ii) the estimated [...***...] that would have been paid or payable by Tenant under the Lease if [...***...] minus [...***...], as reasonably determined by Landlord. If the Release Fee determined under this paragraph for any Approved Lease is a negative number, then such amount will be credited to the Project Renovation Costs and the parties will re-amortize such credit into the remaining period of the Clause (b) Rent; but, if the Clause (b) Rent is exhausted, the excess credit will be divided by the number of full months remaining in the Term and Basic Monthly Rent will be reduced by such monthly amount.
     b. TI Costs. Tenant shall pay for all costs (the “TI Costs”) associated with improving the Released Space as contemplated by the Approved Lease, including all costs and fees of contractors and their costs of work, overhead and profit, all planning, design, architectural, engineering, consulting, construction, permitting, segregation, utility segregation, connection and “tap-in” fees and costs, signage
*** Confidential Treatment Requested

***Text Omitted and Filed Separately with the Securities and Exchange
Commission, Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2
(including removal and installation of building signage and monument signage), as well as all other fees and costs incurred by Landlord in having plans reviewed and having the improvements inspected, tested and operational (whether incurred before or after substantial completion of the improvements), tenant improvement allowances, moving allowances, plus construction management and coordination fees to Landlord or its affiliated agent equal to the sum of (i) the product of [...***...] multiplied by the number of rentable square feet of the Released Space, plus (ii) [...***...] of all the foregoing costs related to the TI Work (and TI Costs will include no other fees to Landlord). If an Approved Lease provides for a specific tenant improvement allowance above which all TI Costs are the obligation of the New Tenant and the amount of the specific tenant improvement allowance was agreed to by Tenant (a “TIA Lease”), then Tenant will have no approval rights in connection with the TI Costs incurred in connection with the TIA Lease. Other than for TIA Leases, except for those changes that Landlord must accept under the Approved Lease and for changes necessary or appropriate to make the build-out of the Released Space feasible (including those arising out of field conditions or permitting requirements), no change may be made to any space plans that are part of the Approved Term Sheet or Approved Lease or to a construction contract that increases the TI Costs without Tenant’s approval (which approval may not unreasonably be withheld, conditioned or delayed), but Tenant may not disapprove of any changes to a space plan to the extent such disapproval is inconsistent with the provisions of an Approved Term Sheet. Tenant’s failure, within five business days after its receipt of a space plan change, bid or change order, to disapprove of the plan change, bid, or change order (which disapproval must be in writing, including an explanation of the basis of such disapproval and a proposal for an alternative solution), is deemed Tenant’s approval. After the full execution of an Approved Lease and within ten business days after Landlord’s request, Tenant shall deposit with Landlord an amount equal to Landlord’s reasonable estimate of the TI Costs for such Approved Lease (or, with respect to a TIA Lease, the amount equal to the specific tenant allowance) (each individually and collectively, the “TI Deposit”). The TI Deposit will be held by Landlord in a separate account earmarked for construction of improvements for Approved Leases only, and Tenant will receive monthly statements identifying all disbursements from such account. If, at any time, Landlord reasonably determines that the actual TI Costs exceed or will exceed the amount previously anticipated (except with respect to a TIA Lease), Tenant shall add such difference to the TI Deposit within 10 days after Landlord’s notice of such determination. As soon as reasonably possible after the work is completed, Landlord shall provide Tenant with a reasonably detailed written statement of the actual TI Costs (“Actual TI Cost Statement”) and Landlord shall provide Tenant with any supporting documentation reasonably requested by Tenant. To the extent the actual TI Costs exceed the sum of the TI Deposit (except with respect to a TIA Lease), Tenant shall pay such amount to Landlord within ten days after receipt of the Actual TI Cost Statement. To the extent the TI Deposit exceeds the actual TI Costs (or, with respect to a TIA Lease, the specific tenant allowance), Landlord shall reimburse Tenant such amount within 10 days after issuance of the Actual TI Cost Statement. Except for TIA Leases, Tenant will be permitted to (a) attend all construction
*** Confidential Treatment Requested

***Text Omitted and Filed Separately with the Securities and Exchange
Commission, Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2
meetings for the tenant improvements for Approved Leases; and (b) conduct an audit of the construction records relating to the TI Costs for an Approved Lease within 30 days after the Actual TI Cost Statement is delivered to Tenant, which audit will be at Tenant’s sole cost and expense unless the audit reveals and overcharge to Tenant of more than 5.0% of the Actual TI Cost Statement amount (in which event such audit shall be at Landlord’s sole cost and expense).
     c. Rent Reduction. Despite the fact that the Released Space is automatically removed from the Premises on execution of the Approved Lease, the adjustment to rentable square feet of the Premises on account of the Released Space for purposes of Monthly Rental and Tenant’s Pro Rata Share will not be effective until the “Commencement Date” under the Approved Lease (the “Rent Reduction Date”). Effective as of the Rent Reduction Date, the Premises square footage will be reduced for purposes of Monthly Rental and Tenant’s Pro Rata Share to exclude the Released Space and Monthly Rent and Tenant’s Pro Rata Share will be automatically recalculated to reflect the reduced square footage of the Premises. Nevertheless, if and when any rent is received by Landlord under the Approved Lease on account of the period preceding the applicable Rent Reduction Date, it will be credited towards Tenant’s Monthly Rental.
     4. [Intentionally Omitted].
     5. Project Renovation Work.
     a. The Multi-Tenancy and Rotunda Work. Landlord shall construct a new lobby entryway, new pass-through lobby, new finishes, new lobby stairway, fill in penetrations at second and third floors, demolish first floor improvements, install glass at first floor seminar room and other exterior locations, and perform other work related to the conversion of the Front Building to multi-tenancy as shown on the plans and specifications listed on the attached Exhibits 1 and 1A (collectively, the “Multi-Tenancy Work”). Landlord also shall install common amenities, including new locker rooms, fitness area, deli/server, dining area and associated improvements generally as depicted on the plans attached as Exhibit 2 (collectively, the “Rotunda Work”) and perform site work to remove loading area and install a sport court and landscaping as generally depicted on the attached Exhibit 3 (the “Sport Court Work”). The Rotunda Work will likely be completed in two phases.
     b. Project Renovation Costs. Landlord shall use good faith efforts to minimize the cost of the Multi-Tenancy Work, Rotunda Work, and Sport Court Work (collectively, the “Project Renovation Work”), and in connection therewith, the work will be bid to at least three general contractors (including all of the following: DPR, Burger Construction, and Johnson & Jennings). Within five days after receiving the bids and Landlord’s recommendation of which general contractor to retain, Tenant may select which of the general contractors with qualified bids (as determined by Landlord) that Landlord will retain for the Project Renovation Work. Tenant’s failure to give written notice of its selection to Landlord will be deemed

***Text Omitted and Filed Separately with the Securities and Exchange
Commission, Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2
selection of the general contractor recommended by Landlord. The current estimate for the cost of the Project Renovation Work is attached as Exhibit 4. Landlord and Tenant shall work together in good faith and use commercially reasonable efforts to keep the costs of the Project Renovation Work from exceeding $5.5 million (but in no event is either this sentence or the estimate of Exhibit 4 to be construed as capping the Project Renovation Work at any particular amount). For purposes of this Amendment, “Project Renovation Costs” mean all costs of the Project Renovation Work, including all costs and fees of contractors and their costs of work, overhead and profit, all planning, design, architectural, engineering, consulting, construction, permitting, segregation, utility segregation, connection and “tap-in” fees and costs, as well as all other fees and costs incurred by Landlord in having plans reviewed and having the Project Renovation Work inspected, tested and operational (whether incurred before or after the date of this Amendment or substantial completion of the Project Renovation Work) and an overhead fee to Landlord or its affiliated agent of 3.0% of all costs related to the Project Renovation Work (and Project Renovation Costs will include no other fees to Landlord); provided, however, without Tenant’s consent, the Project Renovation Costs may not include costs to perform work unrelated to the Project Renovation Work that is not contemplated by the attached Exhibits 1, 1A, 2, and 3; and provided further that only one-half of the costs of the Sport Court Work will be included in Project Renovation Costs. Tenant will be permitted to attend all construction meetings relative to the Project Renovation Work.
     c. No Liability of Tenant. If any Project Renovation Work or tenant improvement work in the Front Building is conducted in Tenant’s Premises, Tenant will have no responsibility or liability for such work, including as to its quality or any damages resulting from the work. Landlord shall indemnify, hold harmless and defend Tenant against all claims arising out of such work, except for those arising out of the actions of Tenant or a Tenant Invitee.
     d. Project Renovation Contribution. On January 31, 2009, Tenant shall pay Landlord immediately available funds in the amount of $1 million (the “Project Renovation Contribution”). Landlord shall use the Project Renovation Contribution to pay the first $1 million of Project Renovation Costs.
     6. Monthly Rental. Effective as of October 1, 2008, the first sentence of Section 4.1 of the Lease is replaced in its entirety with the following:
“Tenant shall pay to Landlord the initial monthly amount of the following sum, subject to adjustment pursuant to any other express provisions of this Lease (as amended): (a) the product of $2.928 multiplied by the number of rentable square feet of the Premises (currently 216,057 rentable square feet, but subject to reduction pursuant to Section 3.c. of the First Amendment to this Lease); plus (b) the monthly payment that would be necessary to amortize the Project Renovation Costs (minus the Project Renovation Contribution) over 48 months at 8.25% annual interest (“Clause (b) Rent”). Project Renovation Costs initially will be calculated based on

***Text Omitted and Filed Separately with the Securities and Exchange
Commission, Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2
Landlord’s best estimate and then reconciled within 30 days after completion of the Project Renovation Work by a credit for any over payments made or by amortization of any underpayment over the remaining period of Clause (b) Rent. The current estimate of monthly payments under Clause (b) Rent is $108,000 per month. Clause (b) Rent automatically terminates after 48 full payments of Monthly Rental that include Clause (b) Rent are paid under this Lease (subject to the adjustments provided elsewhere in this Lease, as amended). The annual adjustment to Monthly Rental under Section 4.2 of this Lease applies only to the rent described in clause (a) above.”
Solely for purposes of the foregoing calculation of Monthly Rental, the rentable square feet of the Premises will be deemed to include all Released Space until the Rent Reduction Date.
     7. Security Deposit Reduction. So long as Tenant is not then in default under the Lease, after all Clause (b) Rent has been paid in full for the entire 48-month period contemplated under Section 6 above, Tenant may reduce the amount of the Security Deposit required under the first sentence of Section 4.7 of the Lease to an amount equal to nine times the then applicable Monthly Rental under the Lease. This paragraph is not intended to have any effect on Tenant’s obligations under Section 4.7(b) of the Lease, including Tenant’s obligation to provide the Additional Security or the amount of the Additional Security.
     8. Food Service Outlet and Amphitheater. Landlord is contemplating construction of a food service outlet and fitness center as part of the Rotunda Work, subject to, among other things, governmental and other use restrictions and Landlord’s investor and lender approvals. Landlord has no obligation to construct a cafeteria or fitness center and may construct other common facilities or rentable facilities in the rotunda. If Landlord constructs a cafeteria, Landlord shall use commercially reasonable efforts to retain food-service operators at the cafeteria reasonably acceptable to tenants of the Project for breakfast and lunch service, but Landlord (or its affiliate providing such services) may discontinue food service, if such food service operations fail to be economically self-sufficient. Neither Landlord nor its affiliate is obligated to subsidize such service; provided, however, if a subsidy is necessary for food service operations to continue to be made available to occupants of the Project and Landlord voluntarily elects to pay such subsidy, the first 36 months of the subsidy will be included in Project Expenses under the Lease (provided that the subsidy included in Project Expenses shall in no event exceed $4,000 per month (as increased by inflation based on the Consumer Price Index — All Urban Consumers [Los Angeles — All Items] published by the U.S. Department of Labor’s Bureau of Labor Statistics), of which Tenant will be responsible only for its Pro Rata Share). Scheduling of use of the cafeteria when no food service is operating will be managed by Landlord’s property manager in accordance with reasonable rules and regulations, on a first-come, first-served reservation basis, with time and availability of use equitably allocated among the tenants of the Project in proportion with their respective Pro Rata Shares. Section 7.5 of the Lease is deleted. Scheduling of use of the outdoor Amphitheatre will be managed by Landlord’s property manager in accordance with reasonable rules and regulations, on a first-come, first-served reservation basis, with time and availability of use equitably allocated among the tenants of the Project in proportion with their respective Pro Rata Shares.

***Text Omitted and Filed Separately with the Securities and Exchange
Commission, Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2
Landlord and Tenant acknowledge that the location of the Amphitheatre is such that noise originating from the Amphitheatre is easily heard inside the Premises. Consequently, before scheduling use of the Amphitheatre for a period during normal business hours for use by a tenant other than Tenant, which use is expected to generate excessive noise, Landlord shall first obtain Tenant’s consent to such use and scheduling (which consent may not be unreasonably withheld, conditioned or delayed); provided, however, use of the Amphitheatre by patrons of the food service outlet during normal operating hours of the food service outlet does not require Tenant’s consent.
     9. Multi-Tenant Changes.
     a. Definitional Changes. Each of the terms “Property” and “Project” now means the Land, the Buildings and the Appurtenant Rights. The definition of “Premises” is changed to mean the inside of the Rear Building and the portions within the Front Building that, after completion of the Project Renovation Work, are intended for lease and occupancy as tenant space. As a result of the Project Renovation Work and conversion of the Property as a multi-tenant project, the rentable square feet of the Project will be about 216,057. Landlord shall cause the Project and Premises to be re-measured within 90 days after completion of the Project Renovation Work and cause the Premises (or the applicable Released Space) to be re-measured within 90 days after the Rent Reduction Date (and paragraph C.4 of Exhibit C to the Lease (as repeated on the attached Exhibit 5) governs any dispute between Tenant and Landlord regarding any such re-measurement). Tenant acknowledges that the Common Area, for purposes of BOMA Standard calculations, includes, but is not limited to, the common conferencing facilities/seminar rooms, locker rooms, restrooms, fitness area, deli/server area, dining area and associated improvements, central plant, common lobbies, corridors, building offices, common passageways, common electrical and mechanical rooms or areas, electrical and mechanical rooms and areas serving common area or more than one premises, common vestibules, common receiving or receiving servicing common areas, building or project storage, and other areas or features serving common purposes within the Property.
     b. Incorporation of Multi-Tenant Provisions. The following paragraphs of Exhibit C to the Lease are incorporated into the Lease and supersede the conflicting provisions of the Lease: C.1 (except for the definitions of “Premises” and “Project”), C.4 (excluding the third sentence, which begins “The load factor for . . .”), C.7 (but with the phrase “Project Cost under Article 21” replaced with “Project Renovation Cost”), and C.8. For convenience, these incorporated provisions, as revised in accordance with the preceding sentence, are included on the attached Exhibit 5.
     c. Maintenance. The references in Section 8.1 of the Lease to Tenant maintaining and repairing (and maintaining service agreements relative to) the elevators, central plant, exterior air handlers and other HVAC elements, life safety systems and other Building Systems “serving the Premises” is modified to mean only those serving the Premises in the Rear Building.

***Text Omitted and Filed Separately with the Securities and Exchange
Commission, Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2
     d. Parking. The first sentence of Section 7.3 of the Lease is replaced with the following: “Tenant is entitled to 2.5 parking spaces per 1,000 useable square feet of the Premises, as the Premises are modified from time to time, including Tenant’s Pro Rata Share of visitors and handicap spaces (“Tenant’s Parking Spaces”). Included in Tenant’s Parking Spaces are all of the subterranean parking spaces in the garage under the Rear Building, with the balance of such spaces being outdoor surface parking. Until the Expiration Date or earlier termination of this Lease, including any Renewal Terms, at no additional fee or rent, Tenant is entitled to use Tenant’s Parking Spaces within the common parking area at the Project, some or all of which may be assigned by Landlord to Tenant. Neither Tenant nor Tenant’s Invitees may use: (a) the subterranean parking spaces in the garage under the Front Building; or (b) any other parking area within the Project, except for Tenant’s Parking Spaces and the driveways leading to them. Landlord may charge tenants of the Project for parking on the Project and may otherwise regulate parking in common parking facilities (but Tenant and Tenant’s Invitees will be entitled to free parking as to Tenant’s Parking Spaces).” The final sentence of Section 9.5 is replaced with the following: “In the event of a Taking of all or a portion of the parking area and Landlord is unable to promptly provide Tenant with suitable replacement of Tenant’s Parking Spaces, Monthly Rental shall be reduced on an equitable basis, taking into account the relative value of the parking spaces taken unless Landlord provides reasonable on-site alternative, or reasonable proximate (with shuttle service) parking arrangements.”
     e. Signage. Tenant is not entitled to any signage on or in the Front Building or anywhere in the Common Area, except that Tenant will be entitled to retain its current signage on the existing monument sign on the Property. The second sentence of Section 7.2 of the Lease is replaced with the following: “Tenant shall have the exclusive right to maintain all existing signage located on the monument sign and the Rear Building, and, subject to the previous sentence, to affix any additional items reasonably approved by Landlord on the Rear Building, at its sole cost and expense in accordance with all Applicable Laws (as defined in Section 7.4 of this Lease), and shall maintain such items in good condition and repair during the Term; but, in no event shall Tenant be permitted to affix upon the Rear Building any third party Signage, other than business identification Signage of subtenants (provided such Signage rights are reasonably approved by Landlord in accordance with Article 10) and Permitted Assignees who occupy material portions of the Premises.”
     f. Land Use Approval Costs. Landlord (and its affiliate that owns the Adjacent Parcel) shall use commercially reasonable good faith efforts (and Tenant shall cooperate in good faith with such efforts) to obtain authorization from the City of San Diego allowing for the Rear Building and the proposed Building 3 to be used (and, in the case of Building 3, to be constructed) for multi-tenant office occupancy. (Tenant and Landlord acknowledge that the City of San Diego issued a letter indicating that the Front Building is permitted to be used for multi-tenant purposes

***Text Omitted and Filed Separately with the Securities and Exchange
Commission, Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2
as the result of the transfer of certain A.D.T.’s from the proposed Building 3 site.) Within ten days after invoice from Landlord, Tenant shall reimburse Landlord for one-half of all costs incurred by Landlord in performing under the preceding sentence (“Entitlement Costs”), including those relating to traffic studies, design studies, architect and engineer charges, consulting and legal fees, City of San Diego fees and charges and any other governmental charges, any costs for traffic or other mitigation, any on-site or off-site traffic circulation work required as a condition to such land use entitlement change, and any other related costs. The Entitlement Costs to be incurred and shared by Landlord and Tenant may not exceed $500,000 without the mutual written consent of Landlord and Tenant. The reference to the proposed Building 3 is for a building of approximately 92,500 rentable square feet.
     10. Adjacent Parcel. If a building is constructed on the Adjacent Parcel: (a) the following provisions of Exhibit C to the Lease will not apply: the definition of “Premises” in Paragraph C.1, Paragraphs C.2 and C.3, the third sentence of Paragraph C.4 (“The load factor . . . Building 3.”), C.5, C.6, and C.7; and (b) the following will automatically be added to Section 7.3 of the Lease: “All subterranean parking constructed under Building 3 will be for the exclusive use of the tenants of Building 3. Tenant acknowledges that the nature and configuration of the parking area and driveway circulation will change as the result of the development of the Project and that tenants of the Adjacent Parcel may be parking on the Property and Tenant may be parking on the Adjacent Parcel; provided that nothing herein will reduce the number of Tenant’s Parking Spaces as defined in Section 9.d. of the First Amendment to this Lease.”
     11. Termination of Purchase Options. Article 21 of the Lease is deleted in its entirety. Tenant shall immediately execute, in recordable form: (a) a termination of all option rights under the Lease in form and substance reasonably prescribed by Landlord, and (b) at Landlord’s request, from time to time, a quitclaim deed as to all Released Space.
     12. Change of Tenant’s Notice Address. Tenant’s notice address under Article 18 of the Lease is changed from the address of the Front Building to the address of the Rear Building.
     13. Miscellaneous. All of Tenant’s payment obligations under this Amendment constitute Additional Rental under the Lease. Without prior notice or consent from Tenant or any other restriction, Landlord may enter the Premises in the Front Building at any time in furtherance of the goals of the parties contemplated by this Amendment. The following phrase at the end of the first paragraph of Section 19.2 of the Lease “or (b) Tenant assigns or subleases more than 50% of the rentable square feet of the Premises other than to a Permitted Assignee” is replaced with “or (b) Tenant and its Permitted Assignees no longer occupy all of the rentable square feet of the Rear Building.” The following phrase in Section 2.2(e) of the Lease “or (c) Tenant assigns or subleases more than 50% of the rentable square feet of the Premises other than to a Permitted Assignee” is replaced with “or (c) Tenant and its Permitted Assignees no longer occupy all of the rentable square feet of the Rear Building.” To the extent of any conflict between this Amendment and the Lease, the provisions of this Amendment control. At Landlord’s request, Tenant shall execute an

***Text Omitted and Filed Separately with the Securities and Exchange
Commission, Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2
Amended and Restated Lease incorporating this Amendment (and any subsequent mutually executed amendment to the Lease) into the Lease within 10 days after Landlord’s request. The parties agree that, after completion of the Project Renovation Work and re-measurement of the Project resulting from such completion, the form of Restated Lease attached to this Amendment as Exhibit 6 is acceptable to Landlord and Tenant, subject to insertion of the accurate information in the blanks included in the form, and that Landlord and Tenant shall execute such Restated Lease within 10 days after completion of the Project Renovation Work and such re-measurement, pending the appropriate completion of such blanks.

***Text Omitted and Filed Separately with the Securities and Exchange
Commission, Confidential Treatment Requested Under
17 C.F.R. Sections 200.80(b)(4) and 240.24b-2
     14. Lease in Full Force. The Lease remains in full force and, except as set forth above, remains unmodified.
“Tenant”

Neurocrine Biosciences, Inc., a Delaware corporation

By:	/s/ Tim Coughlin
Tim Coughlin, its VP CFO

By:
, its

“Landlord” DMH CAMPUS INVESTORS, LLC, a Delaware limited liability company
By:	PRISA III DMH CAMPUS, LLC, a Delaware limited liability company, its managing member

By:	PRISA III Investments, LLC, a Delaware limited liability company, its sole member

By:	PRISA III REIT Operating LP, a Delaware limited partnership, its sole member

By:	PRISA III OP GP, LLC, a Delaware limited liability company, its general partner

By:	PRISA III Fund LP, a Delaware limited partnership, its manager

By:	PRISA III Fund GP, LLC, a Delaware limited liability company, its general partner

By:	PRISA III Fund PIM, LLC, a Delaware limited liability company, its sole member

By:	Prudential Investment Management, Inc., a New Jersey corporation, its sole member

By:	/s/ Daniel J. Ryan
	Name:	Daniel J. Ryan
	Title:	Authorized Person